Exhibit (a)2

                         MERRILL LYNCH PRIME FUND, INC.

                              ARTICLES OF AMENDMENT

      MERRILL LYNCH PRIME FUND, INC., a Maryland corporation having its principal offices c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the Corporation), hereby certificates to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The charter of the Corporation is hereby amended by striking out
Article VI of the Articles of Incorporation and inserting in lieu thereof the following:

                                   ARTICLE VI

                        PROVISIONS FOR DEFINING, LIMITING AND
                        REGULATING CERTAIN POWERS OF THE
                        CORPORATION AND OF THE DIRECTORS
                        AND STOCKHOLDERS

            (1) The number of directors of the Corporation shall be three (3), which number may be increase pursuant to the By-Laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

                        Philip L. Kirstein
                        Robert Harris
                        Susan B. Baker

            (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

            (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

            (4) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

            (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

            (6) A director elected by the holders of capital stock may be removed for cause (but not without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (66-?%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

      SECOND: The charter of the Corporation is hereby amended by striking out
Article XI of the Articles of Incorporation and inserting in lieu thereof the following:

                                   ARTICLE XI

                       MERGER, SALE OF ASSETS, LIQUIDATION

            Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two thirds percent (66-?%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

      THIRD: The foregoing amendments do not increase the authorized capital stock of the Corporation.

      FOURTH: The amendments to the charter of the Corporation herein made were duly approved by unanimous written consent of the board of directors on October 6, 1989; and that at the time of the approval by the directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

      IN WITNESS WHEREOF, the Corporation has caused these articles to be signed in its name and on its behalf by its President and attested by its Secretary of October 6, 1989.

                                              MERRILL LYNCH PRIME FUND, INC.

                                              By: /s/ Philip L. Kirstein
                                                -------------------------------
                                                 Philip L. Kirstein, President

Attest:

/s/ Robert Harris
------------------------------
Robert Harris, Secretary

      THE UNDERSIGNED, President of MERRILL LYNCH PRIME FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                /s/ Philip L. Kirstein
                                                -------------------------------
                                                    Philip L. Kirstein